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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 28, 2001.



                                 SCANSOFT, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                      000-27038              94-3156479
(State or other jurisdiction of         (Commission            (IRS Employer
        incorporation)                  File Number)         Identification No.)



                               9 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960
                     --------------------------------------
                     Address of principal executive offices



                                 (978) 977-2000
               --------------------------------------------------
               Registrant's telephone number, including area code




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURES

     This Current Report on Form 8-K (the "Report") is filed by ScanSoft, Inc., a Delaware corporation (the "Registrant").


                      SCANSOFT TO ACQUIRE LERNOUT & HAUSPIE
                  SPEECH AND LANGUAGE ASSETS FOR $39.5 MILLION

        Acquisition Enhances ScanSoft's Product and Technology Portfolio,
                        Strengthens Distribution Channels



     PEABODY, MASS., NOVEMBER 28, 2001 - ScanSoft(R), Inc. (Nasdaq: SSFT), a leading provider of paper-to-digital solutions, today announced that it has agreed to acquire the Speech and Language Technologies business of Lernout & Hauspie Speech Products N.V. and L&H Holdings USA, Inc., including substantially all of the operating and technology assets, in a bankruptcy auction concluded early yesterday morning. The agreement remains subject to the approval of The U.S. Bankruptcy Court for the District of Delaware, which has scheduled a hearing for December 4, 2001.

     Under the terms of the agreement, ScanSoft will pay approximately $39.5 million, comprising $10 million in cash, a $3.5 million note and 7.4 million shares of ScanSoft stock, which, based on the November 26 closing price of $3.52 per share, is valued at $26 million.

     "The sale of the Lernout & Hauspie speech and language assets provides ScanSoft with the opportunity to acquire premier products and technologies in rapidly growing markets at an exceptional value," said Paul Ricci, ScanSoft's chairman and chief executive officer. "The technology and intellectual property included in these assets are widely considered the finest in the industry and represent a strategic growth opportunity for ScanSoft. We are especially enthusiastic about the company's talented research, engineering, sales and marketing employees in both the U.S. and Belgium, its prestigious customer base and the added strength it brings to our software distribution channels." ScanSoft expects to retain at least 150 Lernout & Hauspie employees worldwide.

         The Lernout & Hauspie Speech and Language business develops and markets a variety of technologies, systems and products that incorporate automatic speech recognition, text-to-speech, telematic and other capabilities. These solutions enable telecommunications systems, computing equipment and mobile communications devices to effectively hear what users say, speak to users, hold conversations and recognize users by their voice. Organizations using these technologies comprise some of the world's leading technology and telecommunications companies including Alcatel SA, AOL Time Warner, British Telecom, Cisco Systems, Delphi Automotive, Deutsche Telecom, Fujitsu Ltd., Microsoft Corporation and Sony Corp.

     Among the technology assets to be acquired by ScanSoft:

     - REALSPEAK TEXT-TO-SPEECH - RealSpeak technology is widely recognized as the world market leading text-to-speech (TTS) engine, capable of generating high-quality human sounding speech that is available in 19 languages including regional variants.


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     -    DRAGON NATURALLYSPEAKING PRODUCT LINE - This prominent speech recognition software allows users to harness the power of speech to easily create, format and edit documents as well as to control and work with virtually all Windows-based applications.


     - AUTOMATIC SPEECH RECOGNITION SOLUTIONS - The L&H automatic speech recognition engines are capable of multi-lingual, speaker independent recognition of discrete words or a continuous string of naturally spoken words, including free-text dictation. This includes automotive technology that enables drivers to operate climate control, telematic, audio and other functions of an automobile using voice commands, as well as listen to email messages and receive turn-by-turn navigation routing.

     ScanSoft's success in the digital imaging market positions the Company to achieve considerable synergies in the speech and language market. Lernout & Hauspie shares nearly identical distribution channels, including software resellers, key OEM partners, Web-based and retail operations, and presents expanded opportunities with value added resellers (VARs) and Asian markets. ScanSoft's experience in managing development teams in the United States and Europe is expected to provide greater R&D efficiencies. In addition, ScanSoft expects to fully leverage its operational infrastructure to streamline the integration of the L&H business.

     "We anticipate additional revenue of $35 million for the full year of 2002. Owing to the operational synergy, we expect the acquisition to be accretive for the full year of 2002, before the amortization of intangible assets," said Ricci.

     Lernout & Hauspie filed for protection from creditors under Chapter 11 of the Bankruptcy Code in the United States in 2000 and is subject to a bankruptcy proceeding in Belgium where the company has one of its headquarters. The closing of the transaction is expected prior to the end of 2001.

     1.  Investor Call

     In conjunction with this announcement, the Company will conduct a conference call at 11:00 a.m. (ET) today, Wednesday, November 28, 2001. To listen to the call, please telephone (913) 981-5558 or (800) 478-6251 approximately 10 minutes beforehand. For those who are not available to listen to the live conference call, a telephone replay will be available starting at approximately 2:00 p.m. (ET) on Wednesday, November 28 until 11:30 p.m. (ET) on Tuesday, December 4. The access number for the replay is (719) 457-0820 or (888) 203-1112; the confirmation number is 565109. The conference call will also be broadcast live over the Internet. Investors interested in listening to the call should log onto the Company's Web site at www.scansoft.com at least 10 minutes prior to the broadcast. Investors will also have access to an archived version of the call on the Company's Web site.

     ABOUT SCANSOFT, INC.

     Headquartered in Peabody, Mass., with European headquarters in The Netherlands, ScanSoft, Inc. (Nasdaq: SSFT) is a global leader in paper-to-digital solutions for desktop, network, Internet and mobile environments that enable users to leverage the power of their scanners, digital cameras and other electronic devices. ScanSoft's award-winning product line - OmniPage Pro, TextBridge Pro, PaperPort Deluxe, Pagis Pro, OmniForm, eOmniForm, and numerous software developer's kits - enables users to capture, recognize, edit, manage and share documents and photos electronically by taking advantage of ScanSoft's cutting-edge technology.

     ScanSoft has established numerous strategic partnerships with the industry's leading scanner and multifunction vendors to deliver the most comprehensive and cost-effective solutions for its customers.

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Vendors who have chosen ScanSoft's cutting-edge products and technologies include Brother, Canon, Epson, Fujitsu, Hewlett-Packard, IBM/Lotus, Mustek, Primax, Sharp, Symantec Corporation, Visioneer, Xerox and others. ScanSoft's leading technologies have been licensed by Microsoft for use in Office XP and other future products.


ScanSoft software is sold, marketed and supported worldwide through retail, dealer and OEM channels and the Internet, capturing the small to medium size business and corporate markets. There are more than eight million registered users of ScanSoft products. ScanSoft can be found on the Web at www.scansoft.com.

     Trademark reference: ScanSoft, OmniPage, OmniPage Pro, TextBridge, PaperPort, PaperPort Deluxe, Pagis, OmniForm, eOmniForm, and Developer's Kit 2000 are registered trademarks or trademarks of ScanSoft, Inc., in the United States and/or other countries. All other trademarks and trade names are hereby recognized and may be registered to their respective holders.


SAFE HARBOR STATEMENT

     This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include statements addressing future financial and operating results of ScanSoft, and the timing, benefits and other aspects of the proposed acquisition.

     The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure to obtain approval of the U.S. Bankruptcy Court for the transaction; potential delays associated with obtaining approval of the U.S. Bankruptcy Court; potential that the information and estimates used to predict the cost savings and anticipated revenues were not accurate; failure of the acquisition to be materially accretive in a timely manner; failure to retain customers; difficulties with integrating product plans, schedules and resources; difficulties in implementing planned cost reductions; failure to obtain and retain expected synergies; risks associated with the acquisition, transaction costs and the related integration of operations; and other economic, business, and competitive factors affecting the business generally.

     More detailed information about these factors is set forth in ScanSoft's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal 2000 and the most recent quarterly reports on Form 10-Q. ScanSoft is under no obligation to (and expressly disclaims any such obligation to) update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 SCANSOFT, INC.



                                 /s/ Gerald C. Kent, Jr.
                                 -----------------------------------------------
                                 Gerald C. Kent, Jr., Chief Accounting Officer & Controller (Principal Accounting Officer)


                                 Date:   November 29, 2001




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